UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

AMERICA WEST HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	1-12649 (Commission File No.)	86-0847214 (IRS Employer Identification No.)

111 West Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

AMERICA WEST AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	0-12337 (Commission File No.)	86-0418245 (IRS Employer Identification No.)

4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Adoption of Annual Incentive Bonus Plan Targets for 2005

          Executives and other key salaried employees of America West Holdings Corporation (“Holdings”) and its wholly-owned subsidiary, America West Airlines, Inc. (“AWA” and together with Holdings, the “Company”), are eligible to participate in the Company’s Annual Incentive Bonus Plan (the “Incentive Bonus Plan”). Under the Incentive Bonus Plan, at the beginning of each year the Compensation Committee (the “Committee”) of the Board of Directors of Holdings (the “Holdings Board”) establishes bonus targets and bonus payment formulae tied to both the satisfaction of individual performance criteria and the financial performance of the Company. Bonus payments then are approved by the Committee at or shortly following the end of each year based on application of the pre-determined formulae, and may be equal to, less than or greater than the target bonus amounts based on whether the individual performance criteria and corporate financial performance goals were satisfied, partially satisfied or exceeded. The bonus targets, expressed as a percentage of an individual’s base salary, are set for each job classification and generally are higher for individuals having greater management responsibility. The individual performance criteria generally include both objective goals and subjective performance evaluations.

          On January 20, 2005, the Committee established the target bonuses for participants in the Incentive Bonus Plan for fiscal year 2005, including the following target bonuses for the Company’s executive officers: chief executive officer, 80%; executive vice presidents, 60%; senior vice presidents, 45%; and vice presidents, 35%. The Committee also established a minimum corporate net income target as the financial performance target for the Incentive Bonus Plan for fiscal year 2005. If the fiscal year 2005 performance target is met, participants will earn a bonus equal to the target bonus. If the performance target is exceeded, then bonuses may be earned in excess of the target bonus up to a maximum of two times the target bonus. If the performance target is not met, then no bonus will be paid.

Authorization of Performance Cycle under the Performance-Based Award Plan

          The Company’s Performance-Based Award Plan (the “Award Plan”) allows for the Company’s key executives to receive cash bonuses in the event the Company meets certain performance thresholds at the end of rolling three-year “Performance Cycles.” At the end of each Performance Cycle, the amount of total stockholder return (“TSR”), as calculated by the price appreciation of Holdings’ Class B Common Stock during the Performance Cycle, will be compared against the TSR for members of a pre-defined competitive peer group. Based on the Company’s relative TSR ranking against this pre-defined competitive peer group, and the attainment of at least a minimum TSR ranking, the Company’s participating key executives will be eligible to receive cash bonuses that represent the percentage of base salary associated with the TSR ranking achieved.

          On January 20, 2005, the Committee authorized a Performance Cycle to begin January 1, 2005 and end December 31, 2007 (the “2007 Performance Cycle”) and authorized the following target bonuses for the Company’s executive officers (expressed as a percentage of salary as in effect on the date of payment of the bonus award): chief executive officer, 125%; executive vice presidents, 100%; and senior vice presidents, 70%. The Committee also established target TSR

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rankings for the 2007 Performance Cycle based on attainment of relative TSR rankings against the pre-defined peer group used in prior Performance Cycles. If the target TSR ranking is attained, participants will earn a bonus equal to the target bonus. If the TSR ranking is not attained but exceeds a predefined threshold, participants will earn a bonus equal to 43% of the target bonus. Conversely, if the maximum TSR ranking is attained, then bonuses may be earned in excess of the target bonus up to a maximum of two times the target bonus. No bonus is paid under the Award Plan if the threshold TSR ranking is not attained.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)	America West Holdings Corporation

                          On January 20, 2005, the Holdings Board adopted an amendment to Section 4.02 of the Holdings Bylaws to provide that the authorized number of directors shall be set in a range of not less than nine nor more than 15 directors and that the exact number of directors shall be set from time to time, within the preceding range, by resolution of the Holdings Board.

                          America West Airlines, Inc.

                          On January 20, 2005, the Board of Directors of AWA (the “AWA Board”) adopted an amendment to Section 4.02 of the AWA Bylaws to provide that the authorized number of directors shall be set in a range of not less than nine nor more than 15 directors and that the exact number of directors shall be set from time to time, within the preceding range, by resolution of the AWA Board.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Holdings Corporation

Dated: January 26, 2005	By:	/s/ Derek J. Kerr

Derek J. Kerr Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Airlines, Inc.

Dated: January 26, 2005	By:	/s/ Derek J. Kerr

Derek J. Kerr Senior Vice President and Chief Financial Officer

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